                         AMENDMENT TO OPTION AGREEMENT


This Amendment to Option Agreement (this "Amendment"), dated February 4, 1999, is between United Pan-Europe Communications N.V., a company organized under the laws of The Netherlands (together with its successors and assigns, the "Company"), DIC Communication and Technology Ltd., a corporation organized and existing under the laws the State of Israel ("DIC"), and PEC Israel Economic Corporation, a corporation organized and existing under the laws of the State of Maine, United States of America ("PEC"). DIC and PEC, collectively, are hereafter referred to as "DPC".


                                   RECITALS


     WHEREAS, DPC and UPC have executed an Option Agreement dated November 5, 1998 (the "Option Agreement"); and

     WHEREAS, DPC and UPC have agreed to amend the Option Agreement (including certain exhibits and agreements to be executed pursuant thereto) and replace the Prior Note (as defined below) in accordance with the terms of hereof;


     NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.   The Option Agreement is hereby amended as follows:

     A.  The following definitions are added to Section 1 of the Option
Agreement:

         "Further Option" has the meaning set forth in Section 2(m).

         "Further Option Closing" has the meaning set forth in Section 3(c)(i).

         "Further Option Closing Date" has the meaning set forth in Section 3(c)(i).

         "Further Option Exercise Notice" has the meaning set forth in Section 2(m).

         "Further Option Note" means the promissory note dated February 9, 1999 in the original principal amount of US$45 million, in substantially the form attached hereto as Exhibit E, to be issued by Borrower to DIC Loans pursuant hereto.

         "Further Option Purchase Price" means an amount, in immediately available Dollar funds, equal to (i) US$45 million plus (ii) the unpaid and outstanding Interest (as defined in the Further Option Note) thereon from and after November 9, 1998 through the Further Option Closing Date at a rate of 8% per annum computed in the same manner as set forth in the Further Option Note.

         "Further Option Share Price" means the greater of (i) the Minimal Price, or (ii) the average closing price per share of the Company's ordinary shares on the Amsterdam Stock Exchange, as reported by the Official Price Gazette of the Amsterdam Exchanges

     N.V., for the 30-day period ending on the date immediately preceding the date of delivery of the Further Option Exercise Notice.

          "Further Option Shares" has the meaning set forth in Section 2(m).

          "Minimal Price" means the price per share at which the Company's ordinary shares are sold in the IPO (the "IPO Price"); provided that (i) if at any time during the period after the Closing Date and on or before the date of delivery of the Further Option Exercise Notice to the Company, the Company declares any distribution on its ordinary shares payable in ordinary shares of the Company, or the class of its ordinary shares is subdivided into a greater number of shares or is combined into a smaller number of shares, then the Minimal Price shall be equal to the IPO Price adjusted pro rata to the increase or decrease of ordinary shares or any fraction thereof per ordinary share as a result of such distribution, subdivision or combination (the "Adjusted Price"), and (ii) if at any time during such period the Company offers to all of the holders of its outstanding ordinary shares rights to subscribe for and acquire from the Company ordinary shares or securities convertible into ordinary shares of the Company (the "Rights") for a consideration resulting in an aggregate payment per share to the Company (the "Rights Price") which is less than the IPO Price or the Adjusted Price then in effect (if any), then the Minimal Price shall be equal to the product of dividing (x) the sum of the IPO Price or the Adjusted Price (if any), whichever is then in effect, plus the Rights Price by (y) the sum of one share plus the number of shares (including any fraction thereof) purchasable upon the exercise of the Rights offered by the Company in respect of one ordinary share of the Company.

          "Prior Note" means the Promissory Note dated November 9, 1998 in the original principal amount of $90,000,000 issued by the Borrower to DIC Loans, which Promissory Note will be replaced and superseded by the Replacement Notes in accordance with this Agreement.

          "Replacement Notes" means the Note and the Further Option Note, which together will replace the Prior Note (which will thereupon be superseded).

          In addition, the following definitions are hereby amended to read, in their entirety, as follows:

          "Additional Amount" has the meaning set forth in the Note or the Further Option Note, as applicable.

          "Interest" has the meaning set forth in the Note or the Further Option Note, as applicable.

          "Maturity Date" has the meaning set forth in the Note or the Further Option Note, as applicable.

          "Note" means the promissory dated February 9, 1999 in the original principal amount of US$45 million, in substantially the form attached hereto as Exhibit E, to be issued by Borrower to DIC Loans and which will be repaid or canceled at the Closing of the Option if the Option is exercised.

     B. Section 2 of the Option Agreement is hereby amended to add a new clause (m) which reads, in its entirety, as follows:

          "(m) Grant of Further Option. If the Option has been duly exercised hereunder and Holder has satisfied its obligations and acquired the Option Shares in accordance with Section 3(a), then Holder shall have the option (the "Further Option") to purchase from the Company upon issue additional Ordinary Shares (the "Further Option Shares") as provided in this Section 2(m). The Further Option may be exercised in whole, but not in part, at any time on or before September 30, 2000, in accordance with the terms of this Section 2(m), by delivery of a written notice in the form of Exhibit A-1 (a "Further Option Exercise Notice"), duly completed and executed, to the Company at the Administrative Office (or such other place as the Company has specified by not less than ten (10) Business Day's prior written notice to Holder) and compliance with the terms of Section 3(c). Except as otherwise expressly set forth herein, delivery of a Further Option Exercise Notice is irrevocable and will unconditionally obligate Holder and the Company to satisfy each of the Closing obligations set forth in Section 3(c). Any failure by Holder to duly deliver a Further Option Exercise Notice by September 30, 2000 will result in the termination of the Further Option.

     C. Section 3 of the Option Agreement is amended to insert the words "50% of the collateral under" immediately before the words "the Pledge" in clause 3(a)(ii)(B). In addition, Section 3 is amended to delete clause (c) in its entirety and add new clauses (c) and (d) which read, in their entirety, as follows:

          "(c) Closing of the Further Option.

               (i) Closing Date. The closing of the purchase of the Further Option Shares by Holder (the "Further Option Closing") shall occur at the Company's Administrative Office (or such other place as the Company has specified by not less than ten (10) Business Day's prior written notice to Holder) on the date (the "Further Option Closing Date") that is 30 days after the date of delivery to the Company of the Further Option Exercise notice (or, if such day is not a Business Day, then the next Business Day thereafter) or such earlier date as the Parties mutually agree.

               (ii) Obligations of the Holder at the Further Option Closing. At the Further Option Closing, the Holder shall:

                    (A) pay to the Company an amount equal to the Further Option
                        Purchase Price plus the Additional Amount due under the Further Option Note, either (i) in immediately available Dollar funds, such payment to be made in accordance with the written payment instructions delivered to Holder by the Company (which instructions shall be given to Holder not less that three (3) Business Days prior to the Further Option Closing Date); or if the Company so elects in its discretion,

                        (ii) by delivering and surrendering, or causing to be delivered and surrendered, to the Company the Further Option Note together with the full and unconditional release of the Pledge; and

                    (B) cause to be executed and delivered by each Person
                        receiving Further Option Shares in connection with the exercise of the Further Option, the Shareholders' Agreement and the Registration Rights Agreement if such Person is not a party to such agreements at such time.



             (iii) Obligations of the Company at the Further Option Closing. At the Further Option Closing, the Company shall:

                    (A) issue to Holder the number of Ordinary Shares that is
                        equal to (i) the Further Option Purchase Price, divided by (ii) the Further Option Share Price. Duly executed share certificates representing such Ordinary Shares shall be delivered to, and in the name of, the appropriate recipient(s) thereof and shall, upon issuance, be duly authorized, fully paid, non-assessable and free and clear of all Encumbrances created by or originating with the Company or its Affiliates;

                    (B) deliver to Holder an opinion of counsel to the Company, reasonably acceptable to Holder, stating that the Further Option Shares have been duly authorized and validly issued, that the share certificates of the Company representing the Further Option Shares have been duly authorized and executed by the Company.

                    (C) deliver to Holder a certificate of a responsible officer of the Company, reasonably acceptable to Holder, to the effect that all approvals, consents and authorizations of any third party required for the consummation by the Company of the transactions contemplated by the Further Option have been obtained.

           (d) Obligations in connection with the Closings.


               (i) Taxes. The Company, on the one hand, and Holder, on the other hand, shall each bear half of any and all documentary, stamp or similar taxes payable or to become payable in respect of the issue or delivery of the Option Shares, the Further Option Shares and the Additional Shares to Holder hereunder.


               (ii) Maturity Date. If the Closing Date determined in accordance with clause (i) of Section 3(a) will occur after the Maturity Date, DPC shall at their sole effort, cost and expense arrange for an extension of such maturity date to (A) a date consistent with the Company being able to use the payment of the Purchase Price for repayment of the Note, or (B) the date that is 180 days after revocation of the subject Exercise Notice by Holder, as applicable.

              (iii) Payment by Delivery of Notes.

                    (A) If the Company elects to require that the amount due from Holder under clause (a)(ii) of this Section 3 shall be paid by delivery of the Note in accordance with clause
                    (a)(ii)(A)(ii) of this Section 3, the Company shall provide written notice of such election to Holder prior to the Closing Date determined in accordance with clause (i) of
                    Section 3(a). If such Closing Date is to occur prior to the date that is twenty-five (25) Business Days after the date such notice was received by Holder and Holder is not in possession of the Note, the Closing shall occur in escrow on the Closing Date by executing and depositing in escrow with counsel to the Company all agreements, share certificates and other documents and instruments to be executed and delivered by the parties at the Closing (other than the Note and the Pledge Release), and all such agreements, share certificates and other documents and instruments shall be held in escrow by such counsel to the Company subject only to satisfaction of Holder's binding and irrevocable obligation to deliver the Note and the Pledge Release on or prior to the last day of such twenty-five (25) Business Day period.

                    (B) If the Company elects to require that the amount due from Holder under clause (c)(ii) of this Section 3 shall be paid by delivery of the Note in accordance with clause
                    (c)(ii)(A)(ii) of this Section 3, the Company shall provide written notice of such election to Holder promptly upon receipt of the Further Option Exercise Notice.

              (iv)  Certain Expenses.

                    (A) Surrender Costs. If the Company elects to require that the amount due from Holder under clause (a)(ii) of this
                    Section 3 shall be paid by delivery of the Note in accordance with clause (a)(ii)(A)(ii) of this Section 3, and the exercise of the Option is made or deemed made pursuant to Section 2(b) hereof, the Company shall reimburse to Holder at the Closing an amount equal to the cost actually incurred by Holder to acquire the Note for such purpose (the "Surrender Costs"), such amount to be calculated in accordance with Schedule 3(c) hereof. The Company shall not be obligated to reimburse Holder or any other Person for all or any part of the Surrender Costs if the Option is exercised or deemed to have been exercised not in connection with a Potential Termination Event.

                    (B) Finance Costs. If Holder desires to satisfy its obligation to pay the amount due therefrom under clause
                    (a)(ii) or (c)(ii) of this Section 3 by delivering the subject Note and Pledge Release, Holder shall provide written notice thereof to the Company not less than ten (10) Business Days prior to the Closing. If the Company thereafter notifies Holder in writing not less than five (5) Business Days prior to the Closing that such amount must be paid in cash pursuant to clause (a)(ii)(A)(i) or
                    (c)(ii)(A)(i) of this Section 3, the Company shall reimburse to Holder at the Closing an amount equal to the cost actually and reasonably incurred by Holder to finance the payment of such amount in cash. Holder will attempt to advise the Company in advance of the amount of such finance costs.

               (v) Repayment of Notes. Should a notice of payment in cash be given by the Company in the event referred to and in accordance with clause (d)(iv)(B) of this Section 3, the Company shall make the necessary arrangements so that the subject Note will be repaid in full at the subject Closing from the proceeds of the payment in cash made by Holder to the Company at the subject Closing. For such purpose, and without derogating from the generality of the foregoing, the Company shall establish or cause to be established a special bank account to be used solely for receiving Holder's payment in cash and repaying the subject Note therefrom. Such bank account and the identity of the Person in whose name it is maintained shall be specified in the Company's notice of payment in cash. At the subject Closing (A) the amount due from Holder under clause (a)(ii) or clause
                    (c)(ii) of this Section 3 will be paid in immediately available Dollar funds to such bank account, and (B) the Company shall deliver to Holder a certified copy of irrevocable written instruction of the Person in whose name such bank account is maintained to the bank with which it is maintained to transfer from such bank account on the applicable Closing Date, in immediately available Dollar funds, the amount necessary to repay in full the subject Note on such date.

               (vi) Distributions by the Company after delivery of Further
                    Option Exercise Notice. In the event that Holder shall duly and timely exercise the Further Option, and the Company shall effect any distribution on or any exchange of or any offering in respect of its ordinary shares held by all of its shareholders at a record date therefor falling at any time during the period commencing on the date of delivery of the Further Option Exercise Notice to the Company and ending on the Further Option Closing Date, the Further Option Shares shall be deemed to be issued and outstanding at such record date and Holder shall be included among such shareholders for the purpose of such distribution, exchange or offering. However Holder shall be entitled to receive its share of such distribution, exchange or offering, to the extent applicable in respect of the Further Option Shares, only if and when the Further Option Closing actually occurs in accordance with the terms hereof.

D. Section 4 of the Option Agreement is hereby amended to read, in its entirety, as follows:

               (b) Capitalization. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. The obligation of the Company to issue the Option Shares, the Further Option Shares and the Additional Shares under the terms of this Agreement, if applicable, has been duly authorized by the Company, and upon the proper exercise of the Option the Further Option and the 20% Option, in each case if applicable and in accordance with their respective terms, such ordinary shares will be validly issued, fully paid, non-assessable and free and clear of Encumbrances created by or originating with the Company or its Affiliates.

E. Section 6 of the Option Agreement is hereby amended (i) to provide that each reference therein to Option refers to and includes the Further Option as well and that each reference to Option Shares therein refers to and includes the Further Option Shares as well, and
          (ii) to insert the following at the end of clause (c) of Section 6:
          "and Section 3(c)(ii)(A)(ii)".

F. Section 8 of the Option Agreement is hereby amended to provide that each reference therein to the Option refers to and includes the Further Option as well.

G. Section 9 of the Option Agreement is hereby amended to read, in its entirety, as follows:

          (a) Indemnification by Holder. Holder hereby agrees to fully indemnify the Company for any loss or damage incurred by the Company as a consequence of Holder's failure to timely satisfy all obligations of Holder under this Agreement. In addition, if Holder fails to perform on or before the Closing Date or the Further Option Closing Date, as applicable, its obligations hereunder to be performed on or before such date, the Company shall have the right to elect, by providing written notice hereunder to Holder, either (i) to terminate the Option or the Further Option, as applicable, and all rights of Holder hereunder; or (ii) to require Holder to fully perform each such obligation including, without limitation, payment in full of the Purchase Price or the Further Option Purchase Price, as applicable, and all other amounts due pursuant to such obligations.



          (b) Indemnification by the Company. The Company hereby agrees to fully indemnify Holder for any loss or damage incurred by Holder as a consequence of the Company's failure to timely satisfy all obligations of the Company under this Agreement. In addition, if the Company fails to perform on or before the Closing Date or the Further Option Closing Date, as applicable, its obligations hereunder to be performed on or before such date, Holder shall have the right to elect, by providing written notice hereunder to the Company, either (i) to require the Company to fully perform each such obligation including, without limitation, the issuance and delivery of the Option Shares, the Further Option Shares or the Additional Shares, as applicable, or (ii) revoke the exercise of the Option, the Further Option or the 20% Option, as applicable.

    H. A new Schedule A-1 is hereby added which reads, in its entirety, as follows:


                                  EXHIBIT A-1
                    FORM OF FURTHER OPTION EXERCISE NOTICE

    United Pan-Europe Communications N.V.
    [Address]

    Gentlemen:

    Reference is made to that certain Option Agreement dated November 5, 1998 (the "Agreement"), between United Pan-Europe Communications N.V., a company organized under the laws of The Netherlands (the "Company"), DIC Communication and Technology Ltd., a corporation organized and existing under the laws of Israel ("DIC"), and PEC Israel Economic Corporation, a corporation organized and existing under the laws of Maine, U.S.A. ("PEC"). All capitalized terms used and not otherwise defined herein shall have the meaning set forth in the Agreement. In accordance with the provisions of
    Section 2(m) of the Agreement, we hereby jointly exercise the Further Option and agree to purchase the Further Option Shares on the Further Option Closing Date in accordance with, and subject to, the Agreement. The Further Option Shares shall be issued to Holder and its Affiliates as follows:

    Please provide us on or before the third (3rd) Business Day prior to the Further Option Closing Date with written instructions regarding the transfer to the Company's account of the Further Option Purchase Price and other sums due from us under the Agreement in connection with the exercise of the Further Option.

    [DIC COMMUNICATION AND TECHNOLOGY LTD.]

    By:
        ----------------------------------
    Date:
          --------------------------------

    [PEC ISRAEL ECONOMIC CORPORATION]

    By:
        ----------------------------------
    Date:
          --------------------------------

     I. Exhibit C to the Option Agreement, the Form of Registration Rights Agreement, is hereby amended to delete the phrase "90-day period" in
         Section 5 and insert the phrase "180-day period" in its place, and (ii) to provide that the holders of Registrable Securities shall be entitled only to (a) one (1) Demand Registration, which will require the written request of Shareholders holding at least 50% of the Registrable Securities acquired upon the exercise of the Option, and (b) if the Further Option is exercised and not otherwise, one (1) additional Demand Registration, which will require the written request of Shareholders holding at least 50% of the number of Registrable Securities acquired upon the exercise of the Further Option.

     J. Exhibit D to the Option Agreement, the Form of Shareholders Agreement, is hereby amended (i) to delete the phrase "fifty percent (50%)" and insert instead the phrase "one hundred percent (100%)" in Section 2, and (ii) to delete the phrase "on the date hereof" and insert instead the phrase "at such time and resulting from the exercise of the Option and/or the Further Option" in Section 3.3(b).

2. The Company hereby confirms that the Representations and Warranties set forth in clause (c) and (d) of Section 4 of the Option Agreement are true and accurate on the date hereof with respect to the Option Agreement, as amended by this Amendment. The Company shall cause the Borrower to replace the Prior Note by the Replacement Notes by issuing and delivering to DIC Loans or to its order not later than February 9, 1999 and against delivery of the Prior Note to a representative of the Borrower, the Replacement Notes together with a legal opinion of the same counsel and in substantially the same form as delivered to DIC Loans together with the Prior Note. Such replacement shall take place at the offices of DIC Loans in Israel.

3. DPC hereby represents and warrants that it has all corporate power and authority to enter into this Amendment and perform the obligations under the Option Agreement as amended hereby including, without limitation, the right to acquire the Prior Note and deliver the Prior Note to the Borrower for replacement thereof with the Replacement Notes and to cause the unconditional release of 50% of the collateral under the Pledge in connection therewith. This Amendment, together with all rights of DPC under the Option Agreement, shall terminate and DPC shall have no further rights thereunder if DPC does not so deliver the Prior Note for replacement by February 9, 1999, or does not cause the Pledge to be so amended at the Closing of the Option.

4. This Amendment shall terminate and be of no further force or effect if the Closing has not occurred on or before April 30, 1999. In such case, each of the terms and conditions of the Option Agreement as originally executed shall be reinstated and the Option Agreement shall be interpreted as if it had not been amended hereby. The parties agree to take such steps as are necessary to effect their intent as set forth in this paragraph 2. In addition, the Company agrees to deliver to Holder a new IPO Notice in the event that this Amendment is terminated in accordance with this paragraph 2 and the Company at such time proposes to effect an IPO. In addition, if the IPO referenced in the IPO Notice dated January 25, 1999 has not been consummated, and the Option Exercise Notice dated February 1, 1999 has been revoked as a result thereof in accordance with the Option

     Agreement, the terms of the Option Agreement as currently in effect will again be applicable.

5. The Parties agree to cooperate and take such actions as are necessary or appropriate to effect the transactions contemplated hereby.

6. This Amendment supercedes all prior agreements and understandings in connection with the subject matter hereof. This Amendment shall be governed by and construed in accordance with the laws of The Netherlands. Except as otherwise set forth herein, each of the terms and conditions of the Option Agreement shall remain in full force and effect.

7. The Option Exercise Notice dated February 1, 1999 delivered by DPC to the Company shall be deemed an exercise on such date of the Option under the Option Agreement as amended hereby, and remains in effect.

8. All obligations of the parties hereto, and their respective affiliates, under the Funding Agreement and all agreements and arrangements thereunder or in connection therewith, other than the Note, the Option Agreement and the Pledge Agreement, to the extent applicable with respect to the Note or any obligations or liabilities incurred pursuant thereto or in connection therewith, shall continue to apply mutatis mutandi with respect to any such obligations or liabilities incurred pursuant to the Replacement Notes. The parties will execute, and will cause their affiliates to execute, such documents and agreements as reasonably requested to effect the intent of this paragraph 8.

9.   This Amendment constitutes an integral part of the Agreement.

    This Amendment is executed by the parties on the date first written above.

UNITED PAN-EUROPE COMMUNICATIONS N.V.


By:  /s/ A.H.E. Van Voskuijlen
    ----------------------------------
Name: A.H.E. Van Voskuijlen
     ---------------------------------
Title: Attorney-in-Fact
      --------------------------------

DIC COMMUNICATION AND TECHNOLOGY LTD.


By:  /s/ Jon Book /s/ Shlomo Cohen
     ---------------------------------
Name: Jon Book   Shlomo Cohen
     ---------------------------------
Title: Director    Legal Counsel
      --------------------------------

PEC ISRAEL ECONOMIC CORPORATION


By:  /s/ James I.Edelson
     ---------------------------------
Name: James I.Edelson
     ---------------------------------
Title: Executive Vice President
     ---------------------------------

                         EXHIBIT E TO OPTION AGREEMENT
                                    FORM OF
                                PROMISSORY NOTE

            Made and signed in Tel Aviv, Israel on February 9, 1999

FOR VALUE RECEIVED, the undersigned, Cable Network Zuid - Oost Brabant Holding B.V. (the "Company"), a corporation organized under the laws of The Netherlands, will pay to the order of DIC Loans Ltd., a corporation organized under the laws of the State of Israel, the principal amount of US $45,000,000 (the "Original Amount"), together with the Interest (as defined herein) and the Additional Amount (as defined herein) in accordance with the terms and provisions hereof.

1.   Definitions.  For all purposes of this Promissory Note:

     (A) The "Additional Amount" means an amount equal to 6% of the Original Amount.

     (B) "Business Day" means any day on which trading in Dollars is carried out in The First International Bank of Israel Ltd. and on which banks in Israel, in the United States of America and in The Netherlands are generally open to the public for the conduct of commercial banking transactions.

     (C) "Dollars" of "US $" means United States dollars, the lawful currency of the United States of America.

     (E) The "Commencement Date" means the 9th day of each of February, May, August and November in each calendar year.

     (F) "Holder" means the Holder of this Promissory Note who is the Payee hereunder or any Person to whom this Note has been negotiated.

     (G) The "Interest" means the unpaid amount of interest from time to time due pursuant to Section 2 hereof.

     (H) An "Interest Period" means a period of three consecutive months in which the Original Amount is outstanding beginning on any Commencement Date and ending on the day immediately preceding the subsequent Commencement Date.

     (I) The "Maturity Date" means November 9, 2000 or, if such date is not a Business Day, the first Business Day immediately thereafter.

     (J) A "Prepayment Date" means the first Business Day immediately succeeding the end of any Interest Period.

     (K)  The "Promissory Note" means this Promissory Note.

2. Interest. The Original Amount will bear interest at the rate of 8% per annum. Such interest shall be computed in respect of any Interest Period for the number of days elapsed during which the Original Amount shall be outstanding in such Interest Period (on the basis of 360 days in a year). The interest accrued in respect of any Interest Period shall be added to and become an integral part of the Original Amount for the purpose of computing such interest in respect of any subsequent Interest Period.

3. Payment on Maturity. The Company shall pay the Original Amount together with the Interest and the Additional Amount in one lump sum (the "Payable Amount") on the Maturity Date.

4. Prepayment. Notwithstanding Section 3 hereof to the contrary, the Company may prepay this Promissory Note, in whole but not in part, before the Maturity Date on any Prepayment Date but not on any other day, provided that a written notice of prepayment shall have been given by the Company to Holder pursuant to Section 7 hereof at least three consecutive months before the Prepayment Date. In the event of such prepayment, the Company shall pay to the Holder the Payable Amount on the Prepayment Date.

5. Overdue Amounts. If the Company fails to pay in full any amount payable by the Company hereunder on the due date (an "Overdue Amount"), the Company will pay on the date it pays such Overdue Amount interest on the Overdue Amount at the rate of 13% per annum for the actual number of days during the period from and including such due date to but excluding the date of actual payment of the Overdue Amount.

6. Value Added Tax. If and to the extent that any Value Added Tax is applicable under law in respect of any of the amounts payable hereunder, such amount shall be paid together with the Value Added Tax applicable in respect thereof.

7. Payment Account; Address for Prepayment Notices. Until the date that is three (3) Business Days after any other address or bank account details are notified in writing by Holder from time to time to the Company at the Company's address specified below its signature, all payments due hereunder from the Company shall be made, and a written notice of the Company's intention to make prepayment pursuant to Section 4 hereof shall be given to Holder, by the Company to the bank account or at the address, respectively, as follows:

     The bank account for making payments due hereunder:

     The First International Bank of Israel Ltd.
     Tel-Aviv Main Branch
     9 Ahad Ha'am Street
     Tel-Aviv, Israel
     Account No. 438952

     The address for giving a notice of intent to make prepayment:

     The First International Bank of Israel Ltd.
     Tel-Aviv Main Branch
     9 Ahad Ha'am Street
     Tel-Aviv, Israel
     Attention: the Branch Manager

     Notwithstanding the foregoing to the contrary, no change of bank account shall be permitted if it would result in the Company having to pay any increased cost with respect to its obligations under this Promissory Note.

8. Security. Pursuant to a Pledge Agreement dated November 9, 1998, (the "Pledge Agreement") between Tishdoret Achzakot Ltd., a corporation organized under the laws of the State of Israel ("Pledgor"), which is an affiliate of the Company, The First International Bank of Israel Ltd. and FIBI-On Ltd. (collectively, the "Pledgee") signed by the parties thereto, all payments due under this Promissory Note are secured by a fixed pledge of 3,523,120 Ordinary Shares, par value NIS 1.00 per share, of Tevel Israel International Communications Ltd., a corporation organized under the laws of the State of Israel ("Tevel") owned by Pledgor, and by a floating charge over all of the assets of Pledgor except for 3,523,121 Ordinary Shares, par value NIS 1.00 per share, of Tevel owned by Pledgor.

9. Payments Generally; Tax Gross Up. All payments to be paid hereunder shall be made to Holder in Dollars, free and clear of any taxes, deductions, withholdings and charges and without any set off or counterclaim, by depositing such payments in freely transferable and immediately available funds to the bank account referred to in Section 7 hereof. Notwithstanding the foregoing to the contrary, if the Company is required by any taxing authority of any jurisdiction to deduct or withhold any amount in respect of any payment payable under this Promissory Note, then the amount of the relevant payment under this Promissory Note shall be increased as is necessary to yield and remit to such bank account the full amount of the respective payment due to be paid under this Promissory Note after provision for payment of such deduction or withholding.

10. Governing Law. This Promissory Note shall be governed by, and construed in accordance with the laws of, the State of Israel without reference to any conflict of law principles thereof.


Signature of the Company:

CABLE NETWORK ZUID-OOST BRABANT HOLDING B.V.:


By:
   ----------------------------
Name:
     --------------------------
Title:
     --------------------------

Address of the Company:


Fred. Roeskestraat 123
1076 EE Amsterdam
The Netherlands
Attn:  General Counsel